EXECUTION COPY

VOTING AGREEMENT

THIS VOTING AGREEMENT (“Agreement”) is made and entered into as of the ____ day of September, 2005, by and between Syntellect Inc., a Delaware corporation (“Parent”), and each of the shareholders listed on the signature page hereof (“Shareholder”). Terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

WHEREAS, Apropos Technology, Inc., an Illinois corporation (the “Company”), and Parent have entered into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”), providing for the merger of a wholly-owned subsidiary of Parent with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, Shareholder beneficially owns the number of common shares, par value $.01 per share, of the Company (“Company Common Stock”) set forth opposite its name on the signature page hereof (the “Subject Shares”); and

WHEREAS, as a condition to entering into the Merger Agreement, Parent has requested that Shareholder enter into this Agreement, pursuant to which Shareholder shall, among other things, vote to approve and adopt the Merger Agreement and the Merger in accordance with the terms hereof and thereof.

NOW, THEREFORE, in consideration of the premises and promises contained herein, the parties agree as set forth below.

1.	Agreement to Vote.

(a)   Subject to Section 5 hereof, and without in any way limiting Shareholder’s right to vote the Subject Shares in its sole discretion on any other matters that may be submitted to a Shareholder vote, consent or other approval (including by written consent), at any meeting of the shareholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including written consent) with respect to the Merger and the Merger Agreement is sought, Shareholder shall vote (or cause to be voted) the Subject Shares in favor of the approval of the Merger Agreement and the Merger.

(b)   At any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval is sought from the shareholders of the Company, Shareholder shall vote (or cause to be voted) the Subject Shares against (i) any merger agreement or merger, consolidation, combination, sale of substantial assets (other than the Merger or a similar transaction with Parent), reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other alternative proposal or any other disposition of any shares of Company Common Stock or any interest therein or any similar transaction (collectively, “Alternative Transactions”) or (ii) any amendment of the Company’s Articles of Incorporation or Bylaws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner delay, impede, frustrate, prevent or nullify the Merger or change in any manner the voting rights of the shareholders of the Company or any of the other transactions contemplated by the Merger Agreement (collectively, “Frustrating Transactions”), including in each case any transaction or proposal in furtherance of or that would facilitate such Alternative Transaction or Frustrating Transaction, as the case may be.

2.     Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to Parent as follows:

(a)   Authority. Shareholder has all requisite power and authority to execute and deliver this Agreement and to perform and consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Shareholder. This Agreement has been duly executed and delivered by Shareholder and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms.

(b)   Consent and Approvals. The execution, delivery or performance of this Agreement by Shareholder and the consummation by Shareholder of the transactions contemplated hereby do not and will not (i) require any filing by Shareholder with, or require Shareholder to obtain any permit, authorization, consent or approval of a governmental entity, (ii) conflict with or result in any breach of any provision of the organizational documents of Shareholder, if Shareholder is not a natural person, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under any of the terms, conditions or provisions of any contract, to which Shareholder is a party or result in the creation of any Lien (as defined in the Merger Agreement) upon the Shares other than any Lien created pursuant to this Agreement or restrictions on transfer under applicable securities laws, or (iv) violate any judgment, order, writ, preliminary or permanent injunction or decree or any statute, law, ordinance, rule or regulation of any Governmental Authority (as defined in the Merger Agreement) applicable to Shareholder or the Subject Shares.

(c)   The Shares. The Subject Shares and the certificates representing such Shares are now, and at all times during the term of this Agreement will be, held by such Shareholder, or by a nominee or custodian for the benefit of such Shareholder, and Shareholder has good and marketable title to such Shares, free and clear of any Liens (other than any Lien created pursuant to this Agreement or restrictions on transfer under applicable securities laws), proxies, voting trusts or agreements, understandings or arrangements of any kind or nature whatsoever. Shareholder owns of record or beneficially no shares of Company Common Stock other than the Subject Shares.

(d)   Merger Agreement. Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Shareholder’s execution and delivery of this Agreement.

3.     No Proxies or Encumbrances; Transfer Restrictions; Non-Solicitation. Except as otherwise provided herein, Shareholder shall not directly or indirectly (a) grant any proxies or powers of attorney with respect to the Subject Shares, deposit the Subject Shares into a voting trust, or enter into any other voting agreement with respect to the Subject Shares, (b) sell, assign, transfer, encumber or dispose of any Subject Shares or enter into any contract or other understanding or arrangement with respect thereto (other than with or to Parent) or (c) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder.

4.     Certain Events. Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Subject Shares and shall be binding upon any person or entity to which ownership of its Subject Shares shall pass, whether by operation of law or otherwise, including Shareholder’s successors. In the event of any stock split, stock dividend, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Common Stock, or the acquisition of additional shares of Company Common Stock by Shareholder (whether by purchase or otherwise), the number of Subject Shares shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional or decreased shares of Company Common Stock issued to or acquired or disposed of by Shareholder.

5.     Termination. This Agreement shall terminate, and the provisions hereof shall be of no further force or effect, upon the earlier of (i) the effectiveness of the Merger, (ii) the termination of the Merger Agreement in accordance with its terms or (iii) an amendment to the Merger Agreement that reduces the Merger Consideration to which Shareholder would have otherwise been entitled. None of the representations and warranties contained in this Agreement shall survive the termination of this Agreement.

6.     Action as Director. Nothing in this Agreement shall restrict any Shareholder or affiliate of a Shareholder from taking any action in the capacity of a director or officer of the Company or from fulfilling his fiduciary duties under Illinois law.

7.	Grant of Irrevocable Proxy; Appointment of Proxy.

(a)   Shareholder hereby irrevocably grants to, and appoints, each of Neil Shafran and Jason Meretsky, and any other individual who shall hereafter be designated by Parent, and each of them, Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Shareholder, to vote the Subject Shares, or grant a consent or approval in respect of such Shares, at any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which the vote, consent or other approval of the Company’s shareholders is sought, (i) in favor of the approval of the Merger Agreement and the Merger and other transactions contemplated by the Merger Agreement and (ii) against any Alternative Transaction or Frustrating Transaction.

(b)   Shareholder shall, as soon as reasonably practicable following the grant of such an irrevocable proxy under Section 7(a), provide the Company’s secretary or any of its officers with a copy of such proxy.

(c)   Shareholder represents that any proxies heretofore given in respect of such Subject Shares are not irrevocable, and that any such proxies are hereby revoked.

(d)   Shareholder hereby affirms that the irrevocable proxy set forth in this Section 7 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Shareholder under this Agreement. Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, subject to Section 5.

8.	General Provisions.

(a)   Amendments. This Agreement may not be amended, except by an instrument in writing signed by each of the parties hereto.

(b)   Notice. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent in accordance with Section 8.4 of the Merger Agreement and to Shareholder at its address set forth on the signature page hereof (or at such other address for a party as shall be specified by like notice).

(c)   Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Shareholder, on the one hand, without the prior written consent of Parent nor by Parent, on the other hand, without the prior written consent of Shareholder; provided, however, that Parent may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to an affiliate of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

(d)   Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other parties.

(e)   Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to confer any rights or remedies upon any person other than the parties hereto.

(f)    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

(g)   Further Assurances. Shareholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote the Subject Shares as contemplated by Section 1.

(h)   Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

(i)    Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

(j)    Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

(k)   Publicity. Except as otherwise required by law, court process or as contemplated in the Merger Agreement, for so long as this Agreement is in effect, neither Shareholder nor Parent shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without prior consultation with the other.

                IN WITNESS WHEREOF, the undersigned here caused this Agreement to be executed and the date first written above.

SYNTELLECT INC:	ARCH Venture Fund II, L.P.:	SUBJECT SHARES:
By:	By:	1,412,133 Shares
Name:	Name:
Title:	Title:

	ARCH II Parallel Fund, L.P.:	SUBJECT SHARES:
	By:	142,002 Shares
Name:
Title:

	ARCH Venture Fund III, L.P.:	SUBJECT SHARES:
	By:	995,024 Shares
Name:
Title:

	Valor Capital Management LP:	SUBJECT SHARES:
	By:	2,589,940 Shares
Name:
Title: